Exhibit 4.1
                                 SINOFRESH CORP.
                   COMMON STOCK REGISTRATION RIGHTS AGREEMENT

         THIS COMMON STOCK REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into this ____ day of September, 2003, by and between SinoFresh Corp., a Florida corporation (the "Company") and the undersigned shareholder of the Company's common stock (the "Common Stock Shareholder");

         WHEREAS, the Company desires to provide certain registration rights to the Common Stock Shareholder and the Common Stock Shareholder desires to obtain registration rights from the Company.

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained, the Common Stock Shareholder and the Company hereby agree as follows:

1.       Definitions.

         As used herein:

         (a) The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (b) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing the Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

         (c) The term "Person" shall have the meaning set forth in Section 2(2) of the Securities Act.

         (d) The term "Prospectus" shall have the meaning set forth in Section 2(10) of the Securities Act.

         (e) The term "Registration Expenses" shall mean any and all expenses incident to the performance of or compliance by the Company with this Agreement, including without limitation: (i) all Securities and Exchange Commission ("SEC") or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for any underwriters or Common Stock Shareholder in connection with blue sky qualification of any of the Registrable Securities) and compliance with the rules of the NASD, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing the Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) the fees and disbursements of counsel for the Company and of the independent certified public accountants of the Company, including the expenses of any "cold comfort" letters required by or incident to such performance and compliance, (v) the fees and expenses of any exchange agent or custodian, (vi) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, and (vii) the reasonable fees and expenses of any special experts retained by the Company in connection with the Registration Statement.

         (f) The term "Registration Statement" shall mean the Registration Statement of the Company that covers the Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         (g) The term "Securities Act" shall mean the Securities Act of 1933, as amended.

2.       Company Registration.

         (a) Prior to the expiration of the One Hundred and Eighty (180) day period upon which the Merger Agreement between the Company and SinoFresh Corp., a Delaware corporation ("HealthCare"), becomes "effective"/1/ pursuant to the General Corporation Law of the State of Delaware, the Company shall register Three Million Two Hundred Thousand (3,200,000) shares of its common stock (the "Registration Stock") pursuant to the Securities Act of 1933 (the
"Registration"). Of the Registration Stock to be registered pursuant to the Registration, the Common Stock Shareholder shall have the right to register up to Five Percent (5%) of the Common Stock Shareholder's common stock (the "Registrable Securities").

         (b) The Company shall promptly give written notice of the Registration to the Common Stock Shareholder, which shall offer such holder the right to include up to Five Percent (5%) of the Common Stock Shareholder's common stock in the Registration, on a pro-rata basis with the other shareholders of the common stock of the Company, subject to the limitations set forth in Section 2(a) above.

         (c) The Common Stock Shareholder shall have ten (10) days (or such longer period as shall be set forth in the notice) from the receipt of the notice to deliver to the Company a written request specifying the number of shares of common stock, subject to the 5% limitation set forth above, the Common Stock Shareholder intends to sell and the Common Stock Shareholder's intended plan of disposition.


--------
/1/ "Effective", as that term is used herein shall have the same meaning as that term is defined in the General Corporation Law of the State of Delaware.


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

         (d) Subject to the 5% limitations set forth above, upon receipt of a written request pursuant to Section 2(c), the Company shall promptly use its best efforts to cause all such common stock entitled to be included in the Registration to be registered to the extent required to permit sale or disposition as set forth in the written request.

         (e) All shares of common stock that are not Registrable Securities may be registered at the discretion of the board of directors of the Company.

3.       Effectiveness.

         A Registration Statement pursuant to which the Registrable Securities are being registered will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference. The Company will be deemed not to have used best efforts to cause the Registration Statement to become, or to remain, effective during the requisite period if it voluntarily takes any action that would result in any such Registration Statement not being declared effective or that would result in the Common Stock Shareholder not being able to offer and sell the Registrable Securities during that period unless such action is required by applicable laws and regulations or currently prevailing interpretations of the staff of the SEC. The Company shall use best efforts to maintain the effectiveness for up to one hundred eighty (180) days of the Registration Statement and from time to time will amend or supplement such Registration Statement and the Prospectus contained therein to the extent necessary to comply with the Securities Act and any applicable state securities laws or regulations. The Company shall also provide the Common Stock Shareholder with as many copies of the Prospectus contained in any such Registration Statement as the Common Stock Shareholder may reasonably request.

4.       Expenses of Registration.

         All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company. Except as provided herein, the Common Stock Shareholder shall pay all fees and expenses of its legal counsel, underwriters' fees, discounts or commissions or transfer taxes, if any, relating to the sale or disposition of the Common Stock Shareholder's Registrable Securities.

5.       Registration Procedures.

         In the case of each registration, qualification, or compliance effected by the Company pursuant to this Agreement, the Company will keep the Common Stock Shareholder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will:


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

         (a) Prepare and file with the SEC the Registration Statement with respect to such Registrable Securities as described in Section 2 and use its best efforts to cause such Registration Statement to become effective and to remain effective in accordance with Section 3;

         (b) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and current for a period of not less than one hundred eighty (180) days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof as set forth in such Registration Statement;

         (c) (i) Furnish to the Common Stock Shareholder, and to each underwriter, if any, without charge, such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Common Stock Shareholder or underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Common Stock Shareholder; and (ii) consent to the use of the Prospectus or any amendment or supplement thereto by the Common Stock Shareholder of Registrable Securities included in the Registration Statement in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

         (d) Notify the Common Stock Shareholder, its counsel, and the managing underwriters, if any, promptly, and promptly confirm such notice in writing, (i) when the Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Registration Statement or the qualification of the Registrable Securities or the initiation of any proceedings for that purpose,
(iii) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate;

         (e) If applicable, use its best efforts to cause all such Registrable Securities to be listed or quoted on each securities exchange or interdealer quotation system on which similar securities issued by the Company are then listed or quoted;

         (f) Provide a transfer agent for all such Registrable Securities not later than the effective date of such Registration Statement;

         (g) If necessary, obtain a CUSIP number for the Registrable Securities not later than the effective date of the Registration Statement; and

         (h) Cooperate with the Common Stock Shareholder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and registered in such names as the Common Stock Shareholder or the underwriters may reasonably


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

request at least two Business Days prior to the closing of any sale of Registrable Securities pursuant to such Registration Statement;

         (i) Cooperate with each seller of Registrable Securities covered by the Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

         (j) Use best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by the Registration Statement contemplated hereby.

6.       Indemnification and Contribution.

         (a) In connection with the Registration Statement, the Company shall indemnify and hold harmless the Common Stock Shareholder and each underwriter who participates in an offering of the Registrable Securities, each Person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective directors, officers, employees and agents, as follows:

                  (i) from and against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) covering Registrable Securities, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the prior written consent of the Company; and

                  (iii) from and against any and all expenses whatsoever, as incurred (including reasonable fees and disbursements of counsel chosen by Common Stock Shareholder or any underwriter (except to the extent otherwise expressly provided in Section 6(c) hereof)), incurred in investigating, preparing or defending against any litigation, or any


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

         investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 6(a);

provided, however, that (i) this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished in writing to the Company by the Common Stock Shareholder, or any underwriter with respect to the Common Stock Shareholder, or any underwriter, as the case may be, expressly for use in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) and (ii) the Company shall not be liable to the Common Stock Shareholder, any underwriter or controlling Person, with respect to any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary Prospectus to the extent that any such loss, liability, claim, damage or expense of the Common Stock Shareholder, any underwriter or controlling Person results from the fact that the Common Stock Shareholder or any underwriter, sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus as then amended or supplemented if the Company had previously furnished copies thereof to the Common Stock Shareholder or any underwriter or controlling Person and the loss, liability, claim, damage or expense of the Common Stock Shareholder or underwriter, or controlling Person results from an untrue statement or omission of a material fact contained in the preliminary Prospectus which was corrected in the final Prospectus. Any amounts advanced by the Company to an indemnified party pursuant to this Section 6 as a result of such losses shall be returned to the Company if it shall be finally determined by such a court in a judgment not subject to appeal or final review that such indemnified party was not entitled to indemnification by the Company.

         (b) A selling Common Stock Shareholder agrees to indemnify and hold harmless the Company, any underwriter and each of their respective directors, officers (including each officer of the Company who signed the Registration Statement), employees and agents, any underwriter or any other selling Common Stock Shareholder within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in
Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or any Prospectus in reliance upon and in conformity with written information furnished to the Company by such selling Common Stock Shareholder with respect to such Common Stock Shareholder expressly for use in such Registration Statement, or any such Prospectus.

         (c)  Each   indemnified   party  shall  give  prompt   notice  to  each
indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, enclosing a copy of all papers properly served on such indemnified party, but failure to so notify an indemnifying party


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

shall not relieve such indemnifying party from any liability which it may have under this Section 6, except to the extent that it is materially prejudiced by such failure. An indemnifying party may participate at its own expense in the defense of such action, or, if it so elects within a reasonable time after receipt of such notice, assume the defense of any suit brought to enforce any such claim; but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the indemnified party or parties, which approval shall not be unreasonably withheld. In the event that an indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party or parties shall bear the fees and expenses of any additional counsel thereafter retained by such indemnified party or parties; provided, however, that the indemnified party or parties shall have the right to employ counsel (in addition to local counsel) to represent the indemnified party or parties who may be subject to liability arising out of any action in respect of which indemnity may be sought against the indemnifying party if, in the reasonable judgment of counsel for the indemnified party or parties, there may be legal defenses available to such indemnified party or parties which are different from or in addition to those available to the indemnifying party, in which event the fees and expenses of appropriate separate counsel shall be borne by the indemnifying party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to local counsel), separate from its own counsel, for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release in form and substance satisfactory to the indemnified parties of each indemnified party from ail liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) In order to provide for just and equitable contribution in circumstances under which any of the indemnity provisions set forth in this
Section 6 is for any reason held to be unavailable to the indemnified parties although applicable in accordance with its terms, the Company and the Common Stock Shareholder shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Common Stock Shareholder, as incurred; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. As between the Company and the Common Stock Shareholder, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Company, on the one hand, and the Common Stock Shareholder, on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of the Company, on the one


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

hand, and of the Common Stock Shareholder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the Common Stock Shareholder, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Common Stock Shareholder agree that it would not be just and equitable if contribution pursuant to this Section 6 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. For purposes of this Section 6, each affiliate of the Common Stock Shareholder, and each director, officer, employee, agent and Person, if any, who controls a Common Stock Shareholder or such affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Common Stock Shareholder, and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

         (e) The obligations of the Company and the Common Stock Shareholders under this Section 6 shall survive the completion of an offering of Registrable Securities pursuant to the Registration Statement. Notwithstanding the foregoing, to the extent that the indemnification and contribution provisions contained in the underwriting agreement executed in connection with such Registration Statement conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

7.       Information by Common Stock Shareholder.

         The Common Stock Shareholder or Common Stock Shareholders of Registrable Securities included in any registration shall furnish to the Company such written information regarding such Common Stock Shareholder or Common Stock Shareholders and the distribution proposed by such Common Stock Shareholder or Common Stock Shareholders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in this paragraph.


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

8.       Suspension Rights.

         The Company shall have the right, which right may be exercised by the Company only twice during any twelve (12) month period, to extend, suspend or delay the effectiveness of the Registration Statement for a period of up to ninety (90) days if, upon advice of counsel to the Company, effectiveness of such Registration Statement would interfere with any then currently active acquisition, financing or similar transaction of the Company by requiring the premature disclosure of any material corporate development or otherwise.

9.       Postponement Rights.

         The Company shall have the right to postpone the filing of the Registration Statement if, upon the advice of counsel to the Company, the filing of such Registration Statement would interfere with any then current active acquisition, financing or similar transaction of the Company or require the premature disclosure of any material non-public information or because the Company's board of directors determines in good faith that it would be seriously detrimental to the Company and its stockholders for such Registration Statement to be filed.

10.      No Preferred Stock Registration Rights.

         Nothing in this Agreement shall be construed to impose on the Company any obligations or duties as to the registration of preferred shares.

11.      Termination of Registration.

         Notwithstanding any other provision in this Agreement, at any time before or after the filing of the Registration Statement, the Company may, in its sole discretion, abandon or terminate such registration without the consent of the Common Stock Shareholders with no liability to the Common Stock Shareholders or any third party arising therefrom.

12.      Termination of Obligations.

         The right of any Common Stock Shareholder to request registration or inclusion in any registration pursuant to this Agreement shall terminate on the date that all shares of Registrable Securities held or entitled to be held on conversion by such Common Stock Shareholder may immediately be sold without restriction (including volume limitations) under Rule 144 during any ninety (90) day period.

13.      Assignability.

         This Agreement shall be binding upon and inure to the benefit of the respective heirs, successors and assigns of the parties hereto.


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

14.      Changes in Capital Stock.

         If, and as often as, there is any change in the common stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the common stock as so changed.

15.      Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of Florida, without regard to the conflict of laws provisions thereof.

16.      Severability.

         In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

17.      Successors and Assigns.

         This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of the Common Stock Shareholder. If any transferee of the Common Stock Shareholder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

18.      Entire Agreement.

         This Agreement and the other writings referred to herein contain the entire understandings among the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings among the parties with respect to its subject matter.

19.      Headings.

         The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.


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

20.      Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.


THE COMPANY:

SINOFRESH CORP.



----------------------------------------
By:
Its:



THE COMMON STOCK SHAREHOLDER:



----------------------------------------
By:
Its:



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